Exhibit 1.2

FORM OF UNDERWRITING AGREEMENT

$

TriMas Corporation

% [Senior] [Subordinated] Notes due

Underwriting Agreement

, 20

Ladies and Gentlemen:

1.             Introductory.

(a)           TriMas Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Purchasers listed in Schedule 1 hereto (the “Purchasers”), for whom you are acting as representative (the “Representative”), $                       principal amount of its           % [Senior] [Subordinated] Notes due          (the “Offered Securities”).  The Offered Securities will be issued pursuant to an Indenture to be dated as of                             , 200      (the “Indenture”) among the Company, [list guarantors][the guarantors listed in Schedule 2 hereto] (the “Guarantors”) and [trustee], as trustee (the “Trustee”), and may be guaranteed on an unsecured [senior][subordinated] basis by each of the Guarantors (the “Guarantees”).

(b)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-172525), including a prospectus, relating to the Offered Securities.  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Offered Securities were first made (the “Applicable Time”), the following information shall have been prepared (collectively, the “General Disclosure Package”): a Preliminary Prospectus dated                           , 20    , and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act, “Free Writing Communication”) listed on Annex B hereto as constituting part of the General Disclosure Package.

The Company and the Guarantors acknowledge and agree that the Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Purchasers shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person..

Each of the Company and each of the Guarantors hereby agrees with the several Purchasers as follows:

2.             Representations and Warranties of the Company and Guarantors.  The Company and each Guarantor, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

(a)           Preliminary Prospectus; Final Prospectus; Certain Defined Terms.

(i)            The Company has prepared or will prepare a Preliminary Prospectus and a Prospectus.

(ii)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(iii)          The Company (including its agents and representatives, other than the Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Communication”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) or (b) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the General Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative.  Each such Issuer Free Writing Communication complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).

(iv)          The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(v)           The documents incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”); and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

For purposes of this Agreement:

“Closing Date” has the meaning set forth in Section 3 hereof.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Annex B hereto.  Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)           Disclosure.  As of the date of this Agreement, none of the Registration Statement, Preliminary Prospectus, General Disclosure Package or any Issuer Free Writing Communication does, and as of the Closing Date, none of the General Disclosure Package, Prospectus or any Issuer Free Writing Communication will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.  The preceding sentence does not apply to statements in or omissions from the Preliminary Prospectus or Prospectus, the General Disclosure Package, any Issuer Free Writing Communication or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(c)           No Material Adverse Change in Business.  Neither the Company, the Guarantors nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the General Disclosure Package (exclusive of any amendment or supplement thereto), there has not been any change in the capital stock or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Guarantors or any of their respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(d)           Title to Property.   The Company, the Guarantors and their respective subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package, Permitted Liens (as defined in the General Disclosure Package) or such other liens, encumbrances and defects as would not have a material adverse affect on the consolidated financial position, stockholders’ equity or results of operations of the Company, the Guarantors and their subsidiaries taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company, the Guarantors and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the General Disclosure Package or as would not have a Material Adverse Effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(e)           Good Standing of the Company, Guarantors and Subsidiaries.  Each of the Company and each Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except to the extent that the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company and the Guarantors has been duly organized, is validly existing and is in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of incorporation or formation, as applicable.

(f)            Capitalization.  As of [            ], the Company had the capitalization as set forth under the heading “Capitalization” under the column “Actual” in the Preliminary Prospectus.  On the Closing Date, all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform, or will conform, to the description of the capital stock contained in the General Disclosure Package; and all of the issued shares of capital stock of each subsidiary of the Company and the Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances as described in the General Disclosure Package.

(g)           Corporate Structure.  The entities listed on Schedule 2 hereto are the only U.S. subsidiaries, direct or indirect, of the Company.

(h)           Indenture.  The Indenture has been duly authorized by the Company and each Guarantor and, on the Closing Date, will be duly executed and delivered, by the Company and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(i)            Offered Securities.  The Offered Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)            Guarantees.  The Guarantees of the Offered Securities have been duly authorized by each Guarantor and, on the Closing Date, when executed and delivered in accordance with the terms of the Indenture, will constitute valid and binding obligations of each Guarantor, enforceable against each

Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)           Trust Indenture Act.  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder, except as expressly stated in the General Disclosure Package and the Prospectus.

(l)            Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance (other than as contemplated by the Indenture) upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, (i) the charter or bylaws of the Company, the Guarantors or any of their respective subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or (iii) any agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantors or any of their respective subsidiaries is subject, except in the case of subclauses (ii) and (iii) above, for breaches, violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their respective subsidiaries.

(m)          Absence of Existing Defaults and Conflicts.  None of the Company, the Guarantors or their respective subsidiaries is (i) in violation of their respective charter or by-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of this subsection (ii) for defaults which would not have a Material Adverse Effect.

(n)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(o)           Accurate Disclosure.  The statements in the General Disclosure Package and the Prospectus under the headings [             ] insofar as they purport to describe the provisions of the laws and documents referenced to therein, are accurate, complete and fair.

(p)           Litigation.  Except as disclosed in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property of the Company, the Guarantors or any of their respective subsidiaries is the subject which, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q)           Investment Company Act.  The Company and the Guarantors are not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)                                    Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as disclosed in the General Disclosure Package, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the General Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the General Disclosure Package, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the General Disclosure Package, such disclosure controls and procedures are effective.

(s)                                  Financial Statements.  The financial statements included in the General Disclosure Package present fairly the financial position of the Company, the Guarantors and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(t)                                    Environmental Laws.  Except as described in the General Disclosure Package and except as would not, singly or in the aggregate, have a Material Adverse Effect (A) none of the Company, any Guarantor or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials (as defined below)), the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Guarantors and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits or written demands, demand letters, claims, notices of noncompliance or violation, or investigations or proceedings relating to any Environmental Law against the Company, the Guarantors or any of their respective subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, the Guarantors or any of their respective subsidiaries pursuant to any Environmental Laws.

(u)                                 Possession of Licenses and Permits.  The Company, the Guarantors and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, have a Material Adverse Effect; the Company, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material

Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company, the Guarantors nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would have a Material Adverse Effect.

(v)                                 Possession of Intellectual Property.  The Company, the Guarantors and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company, the Guarantors nor any of their respective subsidiaries has received any notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Guarantors or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would not have a Material Adverse Effect.

(w)                               Insurance.  Except as disclosed in the General Disclosure Package, each of the Company, the Guarantors and their respective subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company, the Guarantors and their subsidiaries and their businesses, and all such insurance is in full force and effect.  The Company has no reason to believe that it, any Guarantor or any of their respective subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.  None of the Company, any Guarantor or any of their respective subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.

(x)                                   No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offer or sale of the Offered Securities.

(y)                                 No Registration Rights.  Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any registration statement.

(z)                                   Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors, other than filings of appropriate financing statements, mortgages, filings in connection with blue sky qualifications or other filings in accordance with the Indenture.

(aa)                            Absence of Labor Dispute.  No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent that could have a Material Adverse Effect.

(bb)                          Absence of Manipulation.  None of the Company, the Guarantors or their respective affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.

(cc)                            Statistical and Market-Related Data.  Any third-party statistical and market related data included in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Communication are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(dd)                          Regulations T, U, X.  Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee)                            Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or and Guarantor’s retaining any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 7(b)(ii) hereof.

(ff)                                Solvency.  The Company and its subsidiaries on a consolidated basis are, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(gg)                          No Unlawful Contributions or Other Payments. Each of the Company, the Guarantors and their respective subsidiaries and any of their respective officers, directors, supervisors, managers, agents or employees has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws:  (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(hh)                          Auditor Independence.  KPMG LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

3.                                       Purchase, Sale and Delivery of Offered Securities.  The Company agrees to issue and sell the Offered Securities to the several Purchasers as provided in this Agreement, and each Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Offered Securities set forth opposite such Purchaser’s name in Schedule 1 hereto at a price equal to [     ]% of the principal amount thereof plus accrued interest, if any, from [            ], 20[   ] to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Offered Securities except upon payment for all the Offered Securities to be purchased as provided herein.

The Company understands that the Purchasers intend to make a public offering of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Offered Securities on the terms set forth in the General Disclosure Package.

The Company acknowledges and agrees that the Purchasers may offer and sell Offered Securities to or through any affiliate of an Purchaser and that any such affiliate may offer and sell Offered Securities purchased by it to or through any Purchaser.

Payment for and delivery of the Offered Securities will be made at the offices of [                                        ] at 10:00 A.M., New York City time, on [                 ], 20[  ], or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Purchasers, of one or more global notes representing the Offered Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Offered Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4.                                       Representations by Purchasers; Resale by Purchasers.

(a)                                  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Communication listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Purchaser Free Writing Communication”).  Notwithstanding the foregoing, the Purchasers may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b)                                 It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

5.                                       Certain Agreements of the Company and each Guarantor.  The Company and each Guarantor agree with the several Purchasers that:

(a)                                  Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Communication (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Communication (to the extent not previously delivered) to the Purchasers in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)                                 Furnishing of Preliminary Prospectus and Final Prospectus.  The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Purchaser (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Communication as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Purchasers a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Purchaser or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Communications.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Communication, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Purchasers a copy of the proposed Issuer Free Writing Communication, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Communication or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Communication has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  General Disclosure Package.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the General Disclosure Package to comply with law, the Company will immediately notify the Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Purchasers and to such dealers as the Representative may designate, such amendments or supplements to any of the General Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the General Disclosure Package will comply with law.

(f)                                    Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Purchasers and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                 Blue Sky Qualifications.  The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Reporting Requirements.  For so long as the Offered Securities remain outstanding, the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their respective annual reports to stockholders for such year; and the Company  and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company and the Guarantors filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company and the Guarantors as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(i)                                     Investment Company.  During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j)                                     Payment of Expenses.  The Company and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representative designate and the preparation and printing of memoranda relating thereto, (v)

any fees charged by investment rating agencies for the rating of the Offered Securities, and (vi) expenses incurred in distributing the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.   The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, and the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes.

(k)                                  Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(l)                                     Restriction on Sale of Securities.  For a period of [   ] days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Offered Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representative.  Neither the Company nor any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6.                                       [Reserved].

7.                                       Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the date hereof and the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a)                                  Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Communication shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Communication, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Accountants’ Comfort Letter.  The Purchasers shall have received letters, dated respectively, the date hereof on the General Disclosure Package and the Closing Date on the Prospectus, of KPMG LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company set forth in the General Disclosure Package and the Prospectus.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to proceed with the offering, sale or delivery of, or to enforce contracts for the sale of, the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representative  impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)           Opinion of Counsel for Company.  The Purchasers shall have received an opinion, dated as of the Closing Date, of each of (i) Cahill Gordon & Reindel LLP, counsel for the Company and the Guarantors and (ii) Joshua Sherbin, general counsel for the Company, in each case in form and substance reasonably satisfactory to the Purchasers.

(e)           Opinion of Counsel for Purchasers.  The Purchasers shall have received from [           ], counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            Officers’ Certificate.  The Purchasers shall have received certificates, dated Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g)           Indenture.  The Indenture shall have been executed and delivered by the Issuer, the Guarantors and the Trustee.

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request.  The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8.             [Reserved].

9.             Indemnification and Contribution.

(a)           Indemnification of Purchasers.  The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Preliminary Prospectus or the Prospectus, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material) or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)           Indemnification of Company.  Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors and each of their respective officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Preliminary Prospectus or the Prospectus, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Prospectus:  under the caption “Underwriting”, in [              ]; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)           Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discount at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.           Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase.  If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 11.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

11.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 9 shall remain in effect.  If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12.           Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o [             ], or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at TriMas Corporation, 39400 Woodward Avenue, Suite 130, Bloomfield, Michigan, 48304, Attention:  Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

14.           Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representative will be binding upon all the Purchasers.

15.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.           Absence of Fiduciary Relationship.  The Company and the Guarantors acknowledge and agree that:

(a)           No Other Relationship.  The Representative has been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representative exists or has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Prospectus or Prospectus, irrespective of whether the Representative has advised or are advising the Company or the Guarantors on other matters;

(b)           Arm’s-Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arm’s-length negotiations with the Representative and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company has and the Guarantors have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representative has no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.

17.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

TRIMAS CORPORATION

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[ ]

By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Purchasers